UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2014

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

______________________________________________________________________________

Item 5.07	Submission of Matters to a Vote of Security Holders.

Macatawa Bank Corporation's (the "Company") annual meeting of shareholders was held on May 6, 2014. At that meeting, the shareholders voted on three proposals and cast their votes as described below.

Proposal 1

Four nominees for director for a term of three years stood for election at the meeting. All nominees for director were elected by the following votes:

Election of Directors	Votes Cast
			Broker
	For	Withheld	Non-Votes
Mark J. Bugge	15,761,912	1,948,901	9,421,251
Birgit M. Klohs	15,801,601	1,909,212	9,421,251
Arend D. Lubbers	15,958,896	1,751,917	9,421,251
Thomas P. Rosenbach	16,220,263	1,490,550	9,421,251

Proposal 2

Proposal 2 was a non-binding, advisory vote on the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the proxy statement.  This proposal was approved by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
15,164,518	2,401,928	144,367	9,421,251

Proposal 3

Proposal 3 was a proposal to ratify the appointment of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2014, as described in the proxy statement.  This proposal was approved by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
25,744,428	1,301,674	85,962	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2014	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer